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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  February 1, 1999
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                                The Rouse Company
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             (Exact name of registrant as specified in its charter)


    Maryland                       0-1743                    52-0735512
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 (State or other                (Commission             (IRS Employer
  jurisdiction of               File Number)            Identification No.)
  incorporation)


10275 Little Patuxent Parkway
Columbia, Maryland                                               21044-3456
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code (410) 992-6000
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                                 Not Applicable
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          (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.


On February 1, 1999, a subsidiary of The Rouse Company (the "Company") completed the establishment of a joint venture (the "Four State Venture") with a joint venture (the "Morgan/NYSTRS Venture") consisting of J.P. Morgan Strategic Property Fund ("Morgan") and the New York State Teachers' Retirement System ("NYSTRS"). The Company subsidiary contributed to the Four State Venture its ownership interests in four retail centers acquired from TrizecHahn Centers Inc. ("TrizecHahn") in 1998. The Morgan/NYSTRS Venture contributed a total of approximately $271 million in cash to the Four State Venture and received a 65% ownership interest in the Four State Venture. The Company subsidiary retained a 35% ownership interest in the Four State Venture.

The retail centers contributed by the Company subsidiary are Park Meadows Mall, Towson Town Center, Fashion Place Mall and Bridgewater Commons. Park Meadows Mall, acquired July 31, 1998, is a regional shopping center in Littleton, Colorado and contains approximately 593,000 square feet of leasable mall space and four department stores encompassing approximately 875,000 square feet. Towson Town Center, acquired October 22, 1998, is a regional shopping center in Towson, Maryland and contains approximately 536,000 square feet of leasable mall space and two department stores encompassing approximately 419,000 square feet. Fashion Place Mall, acquired October 7, 1998, is a regional shopping center in Salt Lake City, Utah and contains approximately 382,000 square feet of leasable mall space and three department stores encompassing approximately 566,000 square feet. Bridgewater Commons, acquired December 3, 1998, is a regional shopping center in Bridgewater, New Jersey and contains approximately 381,000 square feet of leasable mall space and three department stores encompassing approximately 503,000 square feet.

The total cost of the retail center assets and related liabilities contributed to the joint venture was approximately $957 million and $542 million, respectively, for a net cost of $415 million. The $271 million cash contribution to the Four State Venture represented approximately 65% of the net cost.

Affiliates of Morgan are lenders (i) to the Company as participating lenders under a $450 million revolving credit facility and a $350 million bridge loan credit facility and (ii) to affiliates of the Company with respect to certain real property owned by such affiliates. The Company is aware of no material relationships with NYSTRS.
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Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits

         (a) & (b) It is impracticable for the Company to provide any of the financial statements and pro forma financial information required by Items 7(a) and (b) at this time. The Company will file the required financial statements and pro forma financial information as soon as practicable, but in any event no later than February 16, 1999.

         (c) The following exhibit is part of this Current Report on Form 8-K:

                    Exhibit
                    Number                             Exhibit

                      2 Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession.

                           Contribution Agreement, dated as of February 1, 1999, among The Rouse Company of Nevada, Inc., HRD Properties, Inc., Rouse-Bridgewater Commons, LLC, Rouse-Park Meadows Holding, LLC, Rouse-Towson Town Center LLC, Bridgewater Commons Mall, LLC, Rouse-Fashion Place, LLC, Rouse-Park Meadows, LLC, Towson TC, LLC, TTC SPE, LLC and Fourmall Acquisition, LLC.

         Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant has omitted the Exhibits to the Contribution Agreement referred to above, and has provided lists identifying the content of the Exhibits. The Registrant agrees to furnish supplementally a copy of any omitted Exhibit to the Commission upon request.
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                                   Signatures
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE ROUSE COMPANY

Date:  February 10, 1999                    By /s/ Jeffrey H. Donahue
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                                               Jeffrey H. Donahue
                                               Executive Vice-President and
                                               Chief Financial Officer


Date:  February 10, 1999                    By /s/ George L. Yungmann
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                                               George L. Yungmann
                                               Senior Vice-President and
                                               Controller
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                                    EXHIBITS
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